EXHIBIT 10.4

                              ROADHOUSE GRILL, INC.

                             1994 STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN

                  The purpose of this Plan is to further the growth of Roadhouse Grill, Inc., a Florida corporation (the "Company") by offering an incentive to officers, directors, other key employees and consultants of the Company to continue in the employ of the Company, and to increase the interest of these employees in the Company, through additional ownership of its common stock.

         2.       DEFINITIONS

                  Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

                  (a) "Board of Directors" means the Board of Directors of the Company.

                  (b) "Change of Control" means the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 30% or more in voting power of the outstanding stock of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Stock Option Committee of the
Company.

                  (e) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  (f) "Corporate Transaction" means any (i) reorganization or liquidation of the Company, (ii) reclassification of the Company's capital stock, (iii) merger of the Company with or into another corporation, or (iv) the sale of all or substantially all the assets of the Company, which results in a significant number of Employees being transferred to a new employer or discharged or in the creation or severance of a parent-subsidiary relationship.


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                  (g) "Date of Grant" means, as the case may be: (i) the date fixed in this Plan for mandatory grants of Options; (2) the date the Committee approves the grant of an Option pursuant to this Plan; or (3) such later date as may be specified by the Committee as the date a particular Option granted pursuant to this Plan will become effective.

                  (h) "Employee" means any person employed by the Company within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder. For purposes of any Non-Qualified Option only, any officer, director or consultant of the Company shall be considered an Employee even if he is not an employee within the meaning of the first sentence of this subsection.

                  (i) "Exercise Price" means the price per share which must be paid upon exercise of an Option. The Exercise Price may be paid in cash, property (including Common Stock) or a combination of both cash and property, as determined by the Employee upon exercise of the Option and as set forth in
Section 9(c) hereof.

                  (j) "Fair Market Value" means: (i) if the Common Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date; (ii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date; or (iii) if the Common Stock is not Publicly Traded, the value of a share of Common Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

                  (k) "Incentive Stock Option" means any Option which, at the time of the grant, is an incentive stock option within the meaning of Section 422 of the Code.

                  (l) "Non-Qualified Option" means any Option that is not an Incentive Stock Option pursuant to the terms of this Plan.

                  (m) "Option" means any option granted pursuant to this Plan.

                  (n) "Publicly Traded" means that a class of stock is required to be registered pursuant to Section 12 of the Exchange Act, or that stock of that class has been sold within the preceding 12 months in an underwritten public offering, or stock that is regularly traded in a public market.

                  (o) "Retirement" means a Termination of Employment by reason of an Employee's retirement at a time when the Employee is at least 65 years old, other than by reason of a termination by resignation, discharge, death or Total Disability or the resignation, failure to stand for re-election or dismissal from the Board of Directors.



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                  (p) "Termination of Employment" means the time when the
employee-employer relationship between an Employee and the Company ceases to exist for any reason including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement or the resignation, failure to stand for re-election or dismissal from the Board of Directors.

                  (q) "Total Disability" means the inability of an Employee to perform the material duties of his or her job by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability, if any, of the Company by which the Employee is employed. In the absence of a written policy pertaining to Employee disability, all determinations as to the date and extent of disability of an Employee will be made by the Committee in its sole and absolute discretion. In making its determination, the Committee may consider the opinion of the personal physician of the Employee or the opinion of an independent licensed physician of the Company's choosing.

         3.       EFFECTIVE DATE OF THE PLAN

                  The "Effective Date" of this Plan is February 14, 1994. This Plan shall become effective on the Effective Date, subject to approval of the Plan not later than 12 months from the Effective Date, by the affirmative vote or consent of the holders of a majority of the shares of voting stock of the Company outstanding at the time of the approval.

         4.       ADMINISTRATION OF THE PLAN

                  The Committee shall be responsible for the administration of this Plan, and shall grant Options pursuant to this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Committee on the matters referred to in this Section shall be conclusive. The Committee may not amend this Plan. No member of the Committee shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

         5.       THE COMMITTEE

                  The Committee shall hold its meeting at such times and places as it may determine and shall maintain written minutes of its meetings. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee. All determinations of the Committee shall be made by the vote of a majority of the members who participate in a meeting. The members of the Committee may participate in a meeting of the Committee in person or by conference telephone or similar communications equipment by means of which all members of the Committee shall be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

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         6.       STOCK SUBJECT TO THE PLAN

                  The maximum number of shares of Common Stock as to which Options may be granted pursuant to this Plan is Two Hundred Thousand (200,000) shares. If any Option expires or is canceled without being exercised in full, the number of shares as to which the Option is not exercised will once again become shares as to which new Options may be granted. The Common Stock that is issued on exercise of Options may be authorized but unissued shares or shares that have been issued and reacquired by the Company.

         7.       PERSONS ELIGIBLE TO RECEIVE OPTIONS

                  Options may be granted only to Employees, as defined in
Section 2(h) above.

         8.       GRANTS OF OPTIONS

                  Except as otherwise provided herein (including but not limited to subsections (b) and (c) of this Section 8), the Committee shall have complete discretion to determine when and to which Employees Options are to be granted, the number of shares of Common Stock as to which Options granted to each Employee will relate, whether Options granted to an Employee will be Incentive Stock Options or Non-Qualified Options or partly Incentive Stock Options and partly Non-Qualified Options and, subject to the limitations in Sections 9 and 10 below, the Exercise Price and the term of Options granted to an Employee. Any Options that are not designated as Incentive Stock Options when they are granted shall be Non-Qualified Options. No grant of an Incentive Stock Option may be conditioned upon a Non-Qualified Option's having yet been exercised in whole or in part, and no grant of a Non-Qualified Option may be conditioned upon an Incentive Stock Option's having not been exercised in whole or in part. Notwithstanding the foregoing, from the date that the Company registers a class of equity securities under Section 12(g) of the Exchange Act, directors who are members of the Committee shall not receive options pursuant to the Plan other than pursuant to subsection (b) below, so long as they are serving on the Committee, and may not have received options pursuant to the Plan other than pursuant to subsection (b) below, or pursuant to any other plan of the Company, during the period which is the shorter of (i) the twelve month period immediately prior to their becoming a member of the Committee, or (ii) the period that the Company has been subject to Section 12(g).

         9.       OPTION PROVISIONS

                  (a) EXERCISE PRICE. The Exercise Price of each Option shall be as determined by the Committee; provided, however, that in the case of Incentive Stock Options, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option; and, provided further, however, that notwithstanding the foregoing, the Exercise Price of Non-Qualified Options for directors granted pursuant to Section 8(b) above shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option.

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                  (b) TERM. The term of each Option shall be as determined by the Committee, but in no event shall the term of an Option (whether or not an Incentive Stock Option) be longer than ten (10) years from the Date of Grant.

                  (c) MANNER OF EXERCISE. An Option that has vested pursuant to the terms of this Plan may be exercised in whole or in part, in increments of a minimum of 100 shares, at any time, or from time to time, during its term. To exercise an Option, the Employee exercising the Option must deliver to the Company, at its principal office:

                           (i)      a written notice of exercise of the Option,
which states the extent to which the Option is being exercised and which is executed by the Employee;

                           (ii)     a check in an amount, or Common Stock with
a Fair Market Value, equal to the Exercise Price of the Option times the number of shares being exercised, or a combination of the foregoing; and

                           (iii)    a check equal to any withholding taxes the
Company is required to pay as a result of the exercise of the Option by the Employee.

                           The day on which the Company receives all of the
items specified in this subsection shall be the date on which the Option is exercised to the extent described in the notice of exercise.

                  (d) DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after an Option is exercised, the Company shall cause the transfer agent to deliver to the Employee who exercises the Option certificates, registered in that person's name, representing the number of shares of Common Stock that were purchased by the exercise of the Option. Unless the Common Stock was issued in a transaction that was registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), each certificate may bear a legend to indicate that if the Common Stock represented by the certificate was issued in a transaction that was not registered pursuant to the Securities Act, and may only be sold or transferred in a transaction that is registered pursuant to the Securities Act or is exempt from the registration requirements of the Securities Act.

                  (e) VESTING OF OPTIONS. Except as otherwise provided in this Plan, the Options granted hereunder to Employees shall be subject to such conditions as to vesting as shall be determined by the Committee, in its sole and absolute discretion, at the Date of Grant of the Option, and the terms of such vesting shall be clearly set forth in the instrument granting the Option; provided, however, that upon a Change of Control, any Options that have not yet vested in accordance with the terms of this Plan and the Stock Option Agreement shall vest upon such Change of Control. An Option shall "vest" at such time as it becomes exercisable in accordance with this Plan and the Stock Option Agreement. Upon exercise of an Option and the delivery of the stock certificates as provided herein, the Common Stock acquired upon exercise of the Option shall not be subject to forfeiture by the Employee for any reason whatsoever. Notwithstanding any of the foregoing, an officer, director



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or person who beneficially owns ten percent (10%) or more of the Common Stock
(including Options to acquire Common Stock) shall not sell or otherwise dispose of Common Stock acquired upon exercise of an Option granted hereunder until at least six months shall elapse from latter of (i) the Effective Date of the Plan, or (ii) the Date of Grant of the Option to the date of sale or other disposition of the Common Stock acquired upon exercise of the Option.

                  (f) NONTRANSFERABILITY OF OPTIONS. During the lifetime of a person to whom an Option is granted pursuant to this Plan, the Option may be exercised only by that person or by his or her guardian or legal representative. An Option may not be assigned, transferred, sold, pledged or hypothecated in any way; shall not be subject to levy or execution or disposition under the Bankruptcy Code of 1978, as amended, or any other state or federal law granting relief to creditors, whether now or hereafter in effect; and shall not be transferable otherwise than by will or the laws of descent and distribution. The Company will not recognize any attempt to assign, transfer, sell, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or to levy any attachment, execution or similar process upon any Option and, except as expressly stated in this Plan, the Company shall not be required to, and shall not, issue Common Stock on the exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted in violation of this subsection.

                  (g) RETIREMENT OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted due to Retirement, each Incentive Stock Option held by the retired Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the three
(3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option. In the case of a Non-Qualified Option, there shall be substituted the words, "the end of the twelve (12) month period) for the words "the end of the three (3) month period" in the immediately preceding sentence.

                  (h) TOTAL DISABILITY OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of his or her Total Disability, each Option held by the Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the twelve (12) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

                  (i) DEATH OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom as Option has been granted by reason of (i) his or her death, or (ii) the death of a former Employee within three (3) months following the date of his or her Retirement (or, in the case of a Non-Qualified Option, within twelve (12) months following the date of his or her Retirement), or (iii) the death of a former Employee within twelve (12) months following the date of his or her Termination of Employment by reason of Total Disability, then each Option held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of: (x) the end of the twelve (12) month period immediately following the date of death (or such longer period as is permitted by the Committee); and (y) the expiration of the



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term specified in the Option, provided, however, that in no event is the term of the Option to be deemed to expire prior to the end of three (3) months from the date of death of the Employee.

                  (j) TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT, DEATH OR DISABILITY. If there is a Termination of Employment of an Employee to whom an Option has been granted pursuant to this Plan for any reason other than the Retirement, death or Total Disability of the Employee, then all Options held by such Employee which are then vested may be exercised until the earlier of: (x) the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

                  (k) STOCK OPTION AGREEMENT. As promptly as practicable after an Employee is granted an Option pursuant to this Plan, the Committee shall send the Employee a document setting forth the terms and conditions of the grant. The form of grant document shall be substantially as set forth in Exhibit "A" attached hereto. Each Option granted pursuant to this Plan must be clearly identified as to whether it is or is not an Incentive Stock Option and shall set forth all other terms and conditions relating to the exercise thereof. In the case of an Incentive Stock Option, the document shall include all terms and provisions that the Committee determines to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Employee is granted an Incentive Stock Option and a Non-Qualified Option at the same time, the Committee shall send the Employee a separate document relating to each of the Incentive Stock Option and the Non-Qualified Option.

         10.      SPECIAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS

                  No Incentive Stock Option may be granted pursuant to this Plan after ten (10) years from the first to occur of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by the stockholders of the Company. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant or such shorter period as is provided herein. Notwithstanding Section 8(b), Incentive Stock Options may not be granted to an Employee who, at the time the Option is granted, owns more than ten (10%) percent of the total combined voting power of the stock of the Company, unless: (i) the purchase price of the Common Stock pursuant to the Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock on the Date of Grant; and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. The Committee is authorized, pursuant to the last sentence of Section 422(b) of the Code, to provide at the time an Option is granted, pursuant to the terms of such Option, that such Option shall not be treated as an Incentive Stock Option even though it would otherwise qualify as an Incentive Stock Option. The terms of any Incentive Stock Option granted hereunder shall, in the hands of any individual grantee thereof, be subject to the dollar limitations set forth in Section 422(d) of the Code (pertaining to the $100,000 per year limitation).

         11.      RECAPITALIZATION

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                  (a) IN GENERAL. If the Company increases the number of
outstanding shares of Common Stock through a stock dividend or a stock split, or reduces the number of outstanding shares of Common Stock through a combination of shares or similar recapitalization then, immediately after the record date for the change: (i) the number of shares of Common Stock issuable on the exercise of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be increased in the case of a stock dividend or a stock split, or decreased in the case of a combination or similar recapitalization that reduces the number of outstanding shares, by a percentage equal to the percentage change in the number of outstanding shares of Common Stock as a result of the stock dividend, stock split, combination or similar recapitalization; (ii) the Exercise Price of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be adjusted so that the total amount to be paid upon exercise of the Option in full will not change; and
(iii) the number of shares of Common Stock that may be issued on exercise of Options granted pursuant to this Plan (whether or not then vested) and that are outstanding or remain available for grant shall be increased or decreased by a percentage equal to the percentage change in the number of outstanding shares of Common Stock. Any fractional shares will be rounded up to whole shares.

                  (b) CORPORATE TRANSACTIONS. If, as a result of a Corporate Transaction while an Option granted pursuant to this Plan is outstanding (whether or not then vested), and the holders of the Common Stock become entitled to receive, with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, then upon exercise of that Option the holder shall receive what the holder would have received if the holder had exercised the Option immediately before the first Corporate Transaction that occurred while the Option was outstanding and as if the Company had not disposed of anything the holder would have received as a result of that and all subsequent Corporate Transactions. The Company shall not agree to any Corporate Transaction unless the other party to the Corporate Transaction agrees to make available on exercise of the Options granted pursuant to this Plan that are outstanding at the time of the Corporate Transaction, the securities or other assets the holders of those Options are entitled pursuant to this subsection to receive.

         12.      RIGHTS OF OPTION HOLDER

                  (a) STOCKHOLDER. The holder of an Option (whether or not then vested) shall not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option granted pursuant to this Plan, the holder shall be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock transfer records of the Company.

                  (b) EMPLOYMENT. Nothing in this Plan or in the grant of an Option shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

         13.      LAWS AND REGULATIONS

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                  The obligation of the Company to sell and deliver shares of
Common Stock on vesting and exercise of Options granted pursuant to this Plan shall be subject to the condition that counsel for the Company be satisfied that the sale and delivery thereof will not violate the Securities Act or any other applicable laws, rules or regulations. In addition, the Company may, as a condition to such sale and delivery, require the Employee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required pursuant to such securities laws.

                  This Plan is intended to meet the requirements of Rule 16(b)-3 in order to provide directors and executive officers with certain exemptions from the application of Section 16(b) of the Exchange Act.

         14.      WITHHOLDING OF TAXES

                  (a) IN GENERAL. In addition to the requirement set forth in
Section 9(c) above that, in order to exercise an Option granted pursuant to this Plan a person must make a payment to the Company or authorize withholding in order to enable the Company to pay any withholding taxes due as a result of the exercise of that Option, if an Employee who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (x) within two years after the Date of Grant of the Incentive Stock Option or (y) within one year after the issuance of the shares on exercise of the Incentive Stock Option then, promptly thereafter, the Employee shall notify the Company of the occurrence of the event and the amount realized upon the disposition of such Common Stock by the Employee, and pay any federal, state and other taxes due as a result thereof.

                  (b) WITHHOLDING OF TAXES. If, whether because of a disposition of Common Stock acquired on exercise of an Incentive Stock Option, the exercise of a Non-Qualified Option or otherwise, the Company becomes required to pay withholding taxes to any federal, state or other taxing authority and the Employee fails to provide the Company with the funds with which to pay that withholding tax, then the Company may withhold, subject to applicable state law, up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

         15.      RESERVATION OF SHARES

                  The Company shall at all times keep reserved for issuance on exercise of Options granted pursuant to this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares the Company may be required to issue on exercise of outstanding Options (whether or not then vested) granted pursuant to this Plan.

         16.      AMENDMENT OF THE PLAN

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                  The Board of Directors may, at any time and from time to time, modify or amend this Plan in any respect at any date the Board of Directors determines; provided, however, that, without the approval of the stockholders of the Company the Board of Directors may not: (i) increase the maximum number of shares of Common Stock that may be issued on exercise of Options (whether or not then vested) granted pursuant to this Plan; (ii) change the categories of Employees eligible to receive Options; (iii) extend the period during which Options (whether or not then vested) may be exercised; (iv) change the provisions fixing the minimum Exercise Price; or (v) change the provisions as to termination of Options. No modification or amendment of this Plan shall, without the consent of the holder of an outstanding Option (whether or not then vested), adversely affect the holder's rights pursuant to that Option.

         17.      TERMINATION OF THE PLAN

                  The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person holding an outstanding Option, whether or not then vested, granted pursuant to this Plan prior to that date.

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                                   EXHIBIT A

                              ROADHOUSE GRILL, INC.
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of ___, 199___, by and between ROADHOUSE GRILL, INC, (the "Company") and ___________, who is an employee, officer, consultant or director of the Company or one of its subsidiaries
(the "Employee").

         WHEREAS, the Employee is a valuable and trusted employee, officer, consultant or director of the Company, and the Company considers it desirable and in its best interests that the Employee be given an inducement to acquire a further proprietary interest in the Company, and an added incentive to advance the interests of the Company by possessing a right (the "Option Right") to purchase shares of the Company's common stock, $.01 par value (the "Option Stock"), in accordance with the Roadhouse Grill, Inc. 1994 Stock Option Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

         1. DEFINITIONS. All terms not defined herein and defined in the Plan shall be giver the meaning expressed in the Plan.

         2. GRANT OF OPTION. The Company hereby grants to the Employee the right, privilege and option to purchase the number of shares of Option Stock, at the purchase price as shown on Schedule I attached hereto (the "Option Price"), in the manner and subject to the conditions hereinafter provided in this Agreement and as provided in the Plan. The Option Right granted hereunder is either an Incentive Stock Option or Non-Qualified Option, as specified on Schedule I.

         3. TIME OF EXERCISE OF OPTION. The aforesaid Option Right may be exercised at any time, subject to Section 4, below, and from time to time, until the termination thereof as provided in
                  Section 5, below, or as otherwise provided in the Plan; provided, however, that the Option Right granted herein may not be exercised after the termination date as shown on
                  Schedule I, unless provided otherwise in the Plan.

         4. VESTING OF OPTION RIGHT. The Option Right shall vest as provided on Schedule I.

         5. METHOD OF EXERCISE. The Option Right shall be exercised in whole or in part, in increments of a minimum of 100 shares (unless the total Option Right is for less than 100 shares), at any time, or from time to time, during its term. To exercise an option, the Employee shall deliver written notice in the form attached hereto as Schedule II to the Company at its principal place of business, accompanied by payment of the Option Price per share and in compliance with such other conditions and requirements as set forth in the Plan. Payment shall be made by a check and/or by submitting certificates of Common Stock of the Company endorsed to the Company, which shall be given their Fair Market Value on the date of exercise of the Option Right, and by a check equal to any withholding taxes that the Company is required to pay as a result of the exercise of the Option by the Employee. Such an exchange of Common Stock, however, is subject to prior receipt of an opinion of the Company's counsel that the exchange is allowable for all purposes under the securities laws of the United States and the laws of applicable states.

                  Subject to the terms and conditions set forth in the Plan, as promptly as practicable after an Option is exercised, the Company shall deliver such shares issuable upon exercise of the Option.

         6. TERMINATION OF EMPLOYMENT. The rights and obligations of the Employee upon Termination of Employment shall be as set forth in the Plan.

         7. RESTRICTIONS ON RESALES. An Employee who may be deemed an "affiliate" of the Company, as that term is defined by the United States Securities and Exchange Commission (the "SEC"), may not resell the shares purchased hereunder except pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom. Generally, directors, executive officers and holders of ten percent or more of the Company's shares may be regarded as affiliates of the Company.

                  An affiliate who desires to reoffer and resell shares acquired from the Company hereby may do so pursuant to the applicable requirements of Rule 144 under the Securities Act, including the provisions governing the amount of securities that may be sold during any three-month period, the manner of sale and the filing of a Form 144 notice. Alternatively, such an affiliate may reoffer or resell such shares pursuant to a separate reoffer prospectus, if one is available. The amount of shares that may be reoffered or resold pursuant to such prospectus by such affiliate, and any other persons with whom such affiliate is acting in concert for the purpose of selling shares, may be subject to limitations specified in Rule 144(e). The Employee's status as an affiliate is determined at the time of the exercise of the Option.

                  Resale of shares issuable hereunder may be subject to other state and federal securities law. The Employee is advised to consult with legal counsel as to compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such other laws prior to resale of such shares.

                  Under the plan, the Company, as a condition to the exercise of an Option to acquire shares not registered under the Securities Act, may require the Employee to represent and warrant at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by the Securities Act.

         8. RECLASSIFICATION, MERGER, ETC. The rights and obligations of the Company and the Employee as result of the transactions specified in Section 11 of the Plan shall be as provided therein.

         9. RIGHTS PRIOR TO EXERCISE OF OPTION. This Option Right is nonassignable and nontransferable by the Employee except as provided in the Plan and, during his lifetime, is exercisable only by him. The Employee shall have no rights as a stockholder with respect to the Stock Option until payment of the Option Price and delivery to hire of such shares as herein provided. Nothing in this Agreement shall confer any right in an employee to continue in the employment of the Company or interfere in any way with the right of the Company to terminate such employment at any time.

         10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                           ROADHOUSE GRILL, INC.

By: ______________________                 By: ______________________________
     Charles D. Barnett,                       J. David Toole, III, President
     Secretary

         I hereby accept the Stock Option Right offered to me by the Company, as set forth in this Stock Option Agreement dated as of_____, 19____ and
Schedule I, which is attached thereto.

                                          Accepted by:


                                          _________________________________
                                          Employee


                                          _________________________________
                                          Date

                                   SCHEDULE I

         The information set forth in this Schedule I is subject to all of the terms of the Roadhouse Grill, Inc. Stock Option Agreement to which this Schedule is attached.

         1.       Name of Employee, Officer, Consultant or Director:
         ______________________________________________________________________

         2.       Address:
         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         3.       Social Security Number:______________________________________

         4.       Number of Shares:____________________________________________

         5.       Exercise Price: $________per share.

         6.       Type of Option (check one):

                    __     Incentive Stock Option

                    X      Non-Qualified Stock Option

         7.       NUMBER OF SHARES        DATE VESTED       TERMINATION DATE

                                   SCHEDULE II
                               NOTICE OF EXERCISE

         I, the undersigned Employee, hereby give notice of the exercise of the Option described below, to the extent and in the manner specified herein, subject to all of the terms and conditions of the Roadhouse Grill, Inc. Stock Option Agreement granting this Option and the Roadhouse Grill, Inc. 1994 Stock Option Plan. If the shares to be acquired pursuant to this exercise of the Option are not registered under the Securities Act of 1933, as amended, the undersigned represents and warrants that the shares are being purchased only for investment and without any present intention to sell or distribute such shares.

         1.       Name of Employee, Officer, Consultant or Director:
         ______________________________________________________________________

         2.       Address:
         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         3.       Social Security Number:______________________________________

         4.       Number of Shares Being Exercised on This Date:
                  _____________________________________________________________

         5.       Exercise Price: $______per share

         6.       Manner of Payment:

                  _____     Check (amount enclosed: $__________________________

                  _____ Stock Certificates (subject to receipt of opinion of counsel, as specified in Section 5 of the Stock Option Agreement)

                                                 ______________________________
                                                 Signature

                                                 ______________________________
                                                 Print Name

                              ROADHOUSE GRILL, INC.

                                 MINUTES OF THE

                        MEETING OF THE BOARD OF DIRECTORS

                                   MAY 3, 1995

         A meeting of the Board of Directors of Roadhouse Grill, Inc. ("Corporation") was held at 10:00 a.m. on May 3, 1995, at 899 West Cypress Creek Road, Suite 500, Fort Lauderdale, Florida. Present at the meeting were Governor John Y. Brown, Jr., J. David Toole, III and Dr. Christian F. Horn. Also present by invitation was Charles D. Barnett. Mr. Brown acted as Chairman of the meeting and Mr. Barnett recorded the proceedings.

         The Chairman declared a quorum present pursuant to proper notice of the meeting.

         The Chairman stated that the first order of business was the review and approval of the minutes of the Board of Directors meeting held on September 26, 1994. After each director reviewed the minutes, upon motion duly made by Dr. Horn and seconded by Mr. Toole, the following resolution was unanimously adopted:

                  RESOLVED, that the minutes of Board of Directors meeting held on September 26, 1994 as submitted to the Board of Directors are hereby approved.

         The next order of business to come before the Board of Directors was the expansion of the Board and the election of additional directors. Upon motion duly made by Dr. Horn and seconded by Mr. Toole, the following resolution was unanimously adopted:

                  RESOLVED, that the Board of Directors is hereby expanded to five members; and

                  FURTHER RESOLVED, that Tan Sri Dato'Vincent Tan Chee Yioun and
         K. P. Tan are hereby elected as Directors to fill the two vacancies on the Board of Directors, each to serve as a Director until the next annual meeting of Shareholders or until his earlier resignation or removal.

         The Chairman called upon Mr. Toole to review the financial results of the Corporation including the year to date results, the plan for the balance of 1995 and the capital budget. Mr. Toole reviewed in detail the financial results and presented to the Board the financial statements for the period ending April 23, 1995. The Board then discussed the financial needs of the Corporation. After a full discussion, the Board decided that the Corporation should raise additional capital through the sale of additional shares of common stock. Mr. Barnett reported that there is currently outstanding an offer by several of the existing shareholders to purchase additional shares of the Corporation's common stock. The

Board agreed to sell an additional 1,250,000 shares of common stock at $3.20 per share. Thereupon, after a full discussion and upon motion duly made and seconded, the following was unanimously adopted by the Board of Directors:

                  WHEREAS, there has been presented to this Board of Directors and this Board of Directors has carefully reviewed, the proposed purchase and sale agreement between the Corporation and the various investors listed therein (the "Agreement"), a copy of which is attached hereto; and

                  WHEREAS, this Board of Directors has determined that it is in the best interest of the Corporation to enter into the Agreement and consummate the transactions covered and contemplated thereby;

                  NOW THEREFORE, BE IT RESOLVED, that the Corporation hereby ratifies the actions through the date hereof by its officers, agents and attorneys in furtherance of its consummation of the Agreement; and

                  FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, directed and empowered to accept the Agreement on behalf of the Corporation; and

                  FURTHER RESOLVED, that upon delivery of the executed Agreement and related documents and of the purchase price of $3.20 per share by each purchaser for a total of 1,250,000 of the Corporation's Common Voting Stock, the Corporation shall issue the appropriate certificate to each purchaser for the shares purchased; and

                  FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to take such further action and to execute and deliver such additional documents, as any of them may deem necessary or appropriate to effectuate the intent purposes of the foregoing resolutions and the Agreement referred to therein.

         Mr. Toole reported to the Board on the status of various real estate transactions and potential leases for the Corporation. The Chairman requested that Mr. Toole obtain approval of the business terms on any future real estate transactions from Dr. Horn and himself. The Chairman assured Mr. Toole that this process would not delay the approval or execution of any proposed transaction.

         The Chairman conducted a general discussion regarding the expansion of the Corporation. Expansion by means of franchising was discussed. Additionally, the Chairman discussed the concept of the Corporation "going public" through a merger into Clucker's Wood Roasted Chicken, Inc. The Board authorized the Chairman to explore these possibilities further.

         The Chairman next discussed the terms of employment for Mr. Toole. The Chairman stated that at the time of the last offering of shares, Mr. Toole had agreed to certain changes in his employment agreement. The following specific changes were agreed to:

         1. Mr. Toole's incentive compensation will change from 10% of the profits from the first 4 restaurants to 5% of the pre-tax profits after depreciation and general and administrative expenses on a consolidated basis. The change in incentive compensation shall occur when Mr. Toole will receive greater compensation from 5% of pre-tax profits.

         2. The term of the employment agreement is extended for three additional years.

         3. Mr. Toole is granted an option to purchase an additional 500,000 shares at $2.50 per share.

         4. Mr. Toole will enter into a non-compete agreement with the Corporation for a period of three years following termination of his employment.

         The Chairman requested that Mr. Barnett draft an employment agreement reflecting the tenons outlined at this meeting.

         The Chairman requested that the Board considered the granting of options pursuant the Corporation's Stock Option Plan. The Board discussed the stock option plan and the establishment of criteria for qualified individuals to earn options. The Board discussed the expansion of the number of shares permitted to be issued pursuant to the plan. After a full discussion and upon motion duly made, seconded and unanimously carried, the following resolutions were adopted:

         WHEREAS, the Corporation deems it advisable to increase the number of shares of common stock that may be issued pursuant to the stock option plan; and

         WHEREAS, the Corporation deems it advisable at this time to grant stock options to each of the employees listed on Schedule A attached hereto in the amounts listed beside the name of each employee;

         NOW, THEREFORE, IT IS

                  RESOLVED, that the number of shares subject to the Corporation's 1994 Stock Option Plan is hereby increased from 200,000 shares to 350,000 shares; and

                  FURTHER RESOLVED, that each of the individuals listed on Schedule A attached hereto are hereby granted options to purchase the number of shares of the Corporation's common stock listed beside each individual's name at a price of Two and 50/100 Dollars ($2.50) per share with the date of grant being January 1, 1995. One-third (1/3) of such options shall become exercisable on January 1st of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains an officer, director, employee or consultant of the Corporation; and

                  FURTHER RESOLVED, that Christian F. Horn, as a director and consultant to the Corporation, is hereby granted an option to purchase 15,000 shares of the Corporation's common stock at a price of Two and 50/100 Dollars ($2.50) per share with the date of grant being October 1, 1994. One- third (1/3) of such options shall become exercisable on September 30 of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains a director or consultant of the Corporation; and

                  FURTHER RESOLVED, that Charles D. Barnett, a consultant to the Corporation, is hereby granted an option to purchase five thousand (5,000) shares of the Corporation's common stock at a price of Two and 50/100 Dollars ($2.50) per share with the date of grant being May 1, 1995. One-third (1/3) of such options shall become exercisable on April 30 of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains a consultant of the Corporation; and

                  FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and deliver such documents as may be necessary or proper to effect the foregoing resolutions.

         The Chairman thanked the members of the board for attending the meeting and stated that since there was no further business, the meeting was adjourned.

                                            /s/ CHARLES D. BARNETT
                                            ------------------------------
                                            Charles D. Barnett
                                            Secretary

Approved:


/s/ JOHN Y. BROWN, JR.
- --------------------------
John Y. Brown, Jr.
Chairman

                             ROADHOUSE GRILL, INC.

                                 MINUTES OF THE

                       MEETING OF THE BOARD OF DIRECTORS

                                 APRIL 30, 1996


         A meeting of the Board of Directors of Roadhouse Grill, Inc. ("Corporation") was held at 10:00 a.m. on April 30, 1996, at the Westin Hotel, Fort Lauderdale, Florida. The following directors were present at the meeting:
Governor John Y. Brown, Jr., Tan Sri Dato Vincent Tan, K. P. Tan, J. David Toole, III and Dr. Christian F. Horn. Also present by invitation was Charles D. Barnett and Dennis Jones. Mr. Brown acted as Chairman of the meeting and Mr. Barnett recorded the proceedings.

         The Chairman declared a quorum present pursuant to proper notice of the meeting.

         The Chairman stated that the first order of business was the review and approval of the minutes of the Board of Directors meeting held on January 5, 1996. After each director reviewed the minutes, upon motion duly made by Dr. Horn and seconded by Mr. K. P. Tan, the following resolution was unanimously adopted:

                  RESOLVED, that the minutes of Board of Directors meeting held on January 5, 1996 as submitted to the Board of Directors are hereby approved with the following clarifications of the resolution dealing with the formation of Roadhouse Grill Asia Pacific and the development agreement with the Corporation:

                  1. The royalty fee payable to the Corporation for restaurants developed by Bejaya or its affiliates will be 2% of gross sales for the first 3 years a restaurant is opened and 3% of gross sales thereafter. There will be no franchise fee for these restaurants only payment of out of pocket expenses.

                  2. The royalty fee payable to the Corporation for restaurants developed by third party franchisees will be 50% of the amount paid to Roadhouse Grill Asia Pacific, not to exceed 2.5% of gross sales. The franchise fee for each of these restaurants will be 50% of the amount paid to Roadhouse Grill Asia Pacific, not to exceed $ 10,000 per restaurant.

                  3. Roadhouse Grill Asia Pacific is to be responsible for all franchiser services to be provided to restaurants developed by Bejaya or third party franchisees. The Corporation will be paid a fee to be agreed upon for any services to be provided by it.

         The Board then reviewed the proposed investment in Roadhouse Grill Asia Pacific and the capital needed to establish the company. After a thorough review of these costs, the Board determined that the capital of the Corporation was better utilized in developing new restaurants in the United States. The Board requested that Berjaya provide all of the capital for the establishment of Roadhouse Grill Asia Pacific with the result that Roadhouse Grill Asia Pacific would be a wholly owned subsidiary of the Berjaya Group.

         Mr. Toole then reviewed with Board of Directors the Corporation's financial projections and compared them with other restaurant companies in this segment of the market.

         At this time Mr. Toole requested that Robertson Stephens & Co. make its presentation to the Board. Kenneth R. Fitzsimmons, Jr., Jeffrey T. Seely and Andrew M. Barish presented to the Board its general ideas on the value of the Corporation and the prospects of the Corporation conducting an initial public offering of common stock. The Board questioned the values given and the comparison made with competing restaurant companies. The Board thanked the representatives of Robertson Stephens & Co. for the presentation and told them the Board would make a decision shortly concerning the direction the Corporation would take regarding an IPO.

         Mr. Toole reviewed with the Board the new products the Corporation is intending to introduce in 1996. Mr. Toole described the food items being tested and the results of these tests. Mr. Toole also showed the Board the T-shirts and caps that the restaurants intend to begin selling during 1996. Mr. Toole then reviewed the planned store openings for the balance of 1996 and 1997.

         The Chairman stated the next order of business was consideration of stock options to be granted from the Corporation's stock option plan. The Chairman explained that the plan currently has the right to grant options for 350,000 shares, of which 189,000 had previously been granted. Mr. Toole presented a plan for the granting of options for the remaining 161,000 shares. Mr. Toole explained that he believed the shares subject to the plan should be increased by 300,000 shares so that additional options can be granted to current employees and so that the plan would have additional shares to be held in reserve for newly hired employees and promotions of existing employees. The Board reviewed with Mr. Toole the suggested grants of options he presented and suggested certain changes to the amounts being granted. After a full discussion and upon motion made by Mr. Toole and seconded by Dr. -3XHorn, the following resolutions were unanimously adopted:

         WHEREAS, the Corporation deems it advisable to increase the number of shares of common stock that may be issued pursuant to the stock option plan; and

         WHEREAS, the Corporation deems it advisable at this time to grant stock options to each of the employees listed on Schedule A attached hereto in the amounts listed beside the name of each employee;

         NOW, THEREFORE, IT IS

                  RESOLVED, that the number of shares subject to the Corporation's 1994 Stock Option Plan is hereby increased from 350,000 shares to 650,000 shares; and

                  FURTHER RESOLVED, that each of the individuals listed on Schedule A attached hereto are hereby granted options to purchase the number of shares of the Corporation's common stock listed beside each individual's name at a price of Three and 60/100 Dollars ($3.60) per share with the date of grant being January 1, 1996. One-third (1/3) of such options shall become exercisable on January 1 of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains an officer, director, employee or consultant of the Corporation; and

                  FURTHER RESOLVED, that each of Vincent Tan Chee Yioun and K.
         P. Tan, as directors of the Corporation, is hereby granted an option to purchase 15,000 shares of the Corporation's common stock at a price of Three and 60/100 Dollars ($3.60) per share with the date of grant being January 1, 1996. One-third (1/3) of such options shall become exercisable on January 1 of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains a director or consultant of the Corporation; and

                  FURTHER RESOLVED, that Charles D. Barnett, a consultant to the Corporation, is hereby granted an option to purchase fifteen thousand (15,000) shares of the Corporation's common stock at a price of Three and 60/1 00 Dollars ($3.60) per share with the date of grant being January 1, 1996. One-third (1/3) of such options shall become exercisable on January 1 of each of the next three (3) years and will remain exercisable for a period for five (5) years thereafter, provided that the individual receiving the option remains a consultant of the Corporation; and

                  FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute and deliver such documents as may be necessary or proper to effect the foregoing resolutions.

         At this point in the meeting, Governor Brown announced that he was resigning as a director of the Corporation and was nominating Vincent Tan Chee Yioun to be the Chairman of the Board. On behalf of Bejaya, both Vincent Tan Chee Yioun and K. P. Tan thanked Governor Brown for his services to the Corporation and the guidance he provided Mr. Toole and the Corporation. They appreciated his bringing this opportunity to Berjaya. Dr. Horn also thanked Governor Brown on behalf of himself and his investors. He praised

Governor Brown's guidance and the time he spent assisting Mr. Toole. Upon motion made by Dr. Horn and seconded by Mr. K. P. Tan, the following motion was unanimously adopted by the Board of Directors:

                  RESOLVED, that the Board of Directors does hereby accept the resignation of John Y. Brown, Jr.; and

                  FURTHER RESOLVED, that Vincent Tan Chee Yioun is hereby elected Chairman of the Board to serve at the pleasure of the Board of Directors.

         After Governor Brown left the meeting, the directors agreed that the Corporation would make an appropriate gift to Governor Brown in recognition of his services in founding the Corporation and as Chairman.

         Mr. Toole then asked the representatives of Piper Jaffray, Inc. to make their presentation to the Board. Representing Piper Jaffray were Allan F. Hickok, Paul R. Jevnick, Rob J. Nicoski and Darren L. Acheson. These individuals described Piper Jaffray's strengths and reviewed their analysis of the value of the Corporation. The Board discussed the comparables that were used and the projections that were made. The Piper representatives then discussed the prospects of the Corporation to have an initial public offering of securities. The Board thanked the Piper representatives for their presentation and their comments.

         After the Piper representatives left, the Chairman then led a discussion on whether the Corporation should have a public offering of securities. The Board agreed that it was in the best interests of the Corporation to pursue an IPO. The Board further agreed that it would prefer to have Piper Jaffray, Inc., act as the lead underwriter with Robertson Stephens & Company act as the second underwriter.

         The Chairman thanked the members of the board for attending the meeting and stated that since there was no further business, the meeting was adjourned.




                                                     /s/ CHARLES D. BARNETT
                                                     --------------------------
                                                     Charles D. Barnett
                                                     Secretary